UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2018
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Semtech Corporation
(Exact name of registrant as specified in its charter)
 ____________________________________

Delaware
(State or other jurisdiction of incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road
Camarillo, California	93012-8790
(Address of Principal Executive Offices)	(Zip Code)

805-498-2111
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [   ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 7.01    Regulation FD Disclosure.

On December 11, 2018, Semtech Corporation (the “Company”), through its subsidiary Semtech (International) AG, a Swiss corporation, completed its previously-announced acquisition of all of the outstanding equity interests of Trackio International AG, a Swiss corporation, and its subsidiaries (collectively, “TrackNet”), for an aggregate purchase price of approximately US $8.4 million (the “Acquisition”), pursuant to a share purchase agreement entered into on August 17, 2018. The purchase price was funded with cash on hand. TrackNet is a provider of LoRa-based end-to-end solutions for the Internet of Things (IoT) and provides expertise and intellectual property that will be integrated into the Company’s business to support its goal of enabling the growing ecosystem around the Company’s LoRa® devices and wireless radio frequency technology. In connection with the signing of the Acquisition, the employees of TrackNet became employees or independent contractors of the Company or one of its subsidiaries.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2018	SEMTECH CORPORATION

	By:	/s/ Emeka N. Chukwu
Emeka N. Chukwu
Chief Financial Officer